                                                                    Exhibit 10.7

                      ACCELERATED READER RESALE AGREEMENT

     Agreement, made in duplicate this 1st day of May, 1994, between Advantage Learning Systems, Inc., a Wisconsin corporation of Wisconsin Rapids, Wisconsin, hereinafter called ALS, and Perma-Bound, a Division of Hertzberg-New Method, Inc., of Jacksonville, Illinois, hereinafter called Perma-Bound.

     Whereas, ALS is engaged in the publishing and sale of reading management software and other related products which are sold exclusively to schools under its Accelerated Reader trademark, which software is hereinafter called AR;

     Whereas, Perma-Bound is an important seller of books to the school library and reading market in the USA and Canada; and

     Whereas, sales of AR tends to significantly increase the demand for books; and

     Whereas, ALS and Perma-Bound wish to cooperate for the purpose of selling
AR;

     Now, therefore, in consideration of the premises, it is agreed as follows:

     1. Appointment. ALS hereby appoints Perma-Bound as a non-exclusive distributor of AR for the United States and Canada during the term hereof. Perma-Bound agrees to sell AR on a best-efforts basis. There shall be no minimum purchase requirement. BRW 4 May 1994 Anb 5 May 94.

     2. Restricted to School Customers. Perma-Bound shall sell AR only to accredited public or private schools, school districts, or other organizations for use in schools. Perma-Bound shall not sell AR to public or private libraries, non-school commercial tutoring companies, or to any other person or organization where AR is not intended to be used in a school. For purposes of this agreement, a home school is not considered to be a school.

     3. Shipment. ALS will ship AR the next working day for orders received before noon on a best-efforts basis.

     4. Prices and Discounts. [Pricing and discount information deleted]

All other prices, discounts, and special promotional pricing will be jointly reviewed and agreed to in advance of any official announcement.

     5. Primary Focus. The primary focus of Perma-Bound's AR selling activity will be to sell AR kits to schools which are not currently using the program.

     6. Training. ALS will provide training once per year at a site to be determined, and at other times mutually agreed to.

     7. Promotional Materials. [Description of promotional materials deleted] required by Perma-Bound and Reps in their selling activity at no charge. For videos supplied to Perma-Bound, ALS modify them to include Perma-Bound's name, telephone, and address information.

     8. On-line Support. ALS will provide Perma-Bound field sales representatives with on-line sales and technical support assistance by assigning an ALS telephone account representative to each Perma-Bound sales representative.

     9. AR Customer List. For purposes of initial start-up, ALS will provide to Perma-Bound a subset of existing installed users within the geographic territory of Perma-Bound rep for purposes of introduction and better understanding of AR and how it is used.

     10. Customer Registration. Upon making an AR kit sale, Perma-Bound shall provide ALS customer name and address information including contact name, school name, address, quantity purchased, ALS part number, and Perma-Bound's sales rep's name. In the case of kit sales to district offices or other offices acting as the purchasing authority for a school, both the district or other purchasing authority and the using school, contact name, and address shall be provided if it is available. ALS will compare the Perma-Bound school customers who have purchased a kit to the existing ALS customer database. If there is no match, the school will be considered a "Perma-Bound Source Customer." If there is a match, the school will not be considered a Perma-Bound Source Customer. ALS will insert a Perma-Bound flyer and no other book flyer with all software shipments ALS makes to Perma-Bound Source Customers for as long as Perma-Bound continues as a reseller.

     11. Warranty Service and Technical Support. ALS shall be responsible for all warranty service and technical support to Perma-Bound Source Customers on the same basis as such warranty service and technical support is provided to all ALS customers.

     12. Trademarks. Perma-Bound shall not use the signature, monogram, or any other trademark or name that is now or may hereafter be owned by ALS, except in a manner, and to an extent that ALS may consent in writing. If any trademark or name is used by Perma-Bound with the written approval of ALS, Perma-Bound on the termination of this agreement shall discontinue all such use, and shall not thereafter use any name, title, or expression in connection with any business in which Perma-Bound may thereafter be engaged which resembles any trademark or name, owned by ALS as may be likely to lead to confusion or uncertainty on the part of the public.

     13. Term. This agreement shall be for a term of two years and four months (5/1/94 through 8/31/96) from the date first set out in this agreement and continue from year to year thereafter until either of the parties shall give two months' written notice to the other prior to the end of any such term that this agreement shall not be renewed.

     14. Termination for Cause. Each party hereto reserves the right, in case the other party fails to carry out any material conditions of this agreement, to cancel the agreement after due demand in writing addressed to the other party. If at the end of 30 days from the date of the receipt of such demand or the date when said demand should be received in the normal course of the mails, the other party has not complied with the demand, the agreement shall immediately end, without the necessity of any other steps being taken.

     15. Non-assignability. This agreement shall not be assigned or transferred by Perma-Bound directly or indirectly without the written consent of ALS.

     16. Relationship of Parties. This agreement does not constitute Perma-Bound or any representative the agent or legal representative of ALS for any purpose whatsoever. Perma-Bound is not granted any right or authority to assume or to create any obligation or responsibility, express or implied in behalf of or in the name of ALS or to bind ALS in any manner or thing whatsoever.

     17. Modifications. No change, addition, or erasure of any portion of this agreement shall be valid or binding upon either party. It is declared by both parties that there are no oral or other agreements or understandings between them affecting this agreement, or related to the selling or servicing of said products. This agreement supersedes all previous agreements between the parties.

     18. No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way effect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

     19. Governing Law. This agreement is to be governed by and construed according to the laws of the State of Illinois. It is understood, however, that this is a general form of agreement, designed for use in the United States of America, and that if any provision herein which may for any reason be determined to be void by any enforcing jurisdiction, the void provision shall be severable and the remaining part of the agreement shall continue to valid.

     20. Matters to be Submitted to Arbitration. All disputes and controversies of every kind and nature between the parties arising out of or in connection with this agreement as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance, or termination thereof shall be submitted to arbitration following 30 days of good faith negotiation between the parties after written notice of a dispute including the particulars. Arbitration shall be conducted pursuant to the procedures and rules as set forth by the American Arbitration Association and any dispute or controversy so submitted shall be binding on the parties.

     21. Notices. Any notice provided for or concerning this agreement shall be in writing and be deemed sufficiently given three days after being sent by certified or registered mail, if sent to the respective address and title of the person for each party as set forth below:

For ALS:                                For Perma-Bound:
Harry N. Barfoot III                    Benson Mangum
President                               National Marketing Manager
Advantage Learning Systems, Inc.        Perma-Bound
P.O. Box 8036                           Vandalia Road
Wisconsin Rapids, WI 54495-8036         Jacksonville, IL 62650

     IN WITNESS WHEREOF, the parties have executed this agreement to be effective on the day and year first above written.

Advantage Learning Systems, Inc.        Perma-Bound
                                        a division of Hertzberg-New Method, Inc.

By /s/ H. N. Barfoot III                By /s/ Benson R. Mangum
   ------------------------                ----------------------
Title    President                      Title   National Mkt Mgr
      ---------------------                   -------------------
Date     5/2/94                         Date     5/4/94
     ----------------------                  --------------------

[ADVANTAGE LOGO]                 ADVANTAGE
                           ----------------------
                           Learning Systems, Inc.

July 12, 1996

Mr. Ben Magnum
Natl Marketing & Sales Manager
Perma-Bound
Vandalia Road
Jacksonville, IL 62650
Fax: 800-861-8143

Dear Ben:

As agreed over the phone, the discount structure that will apply to sales of the S.T.A.R. reading test is as follows:

[Pricing information deleted]

This additional discount will apply for sales made from now through June 30, 1997, at which time we will both re-examine the program and determine whether and how to continue it.

It was also agreed that your regional managers will come into our headquarters in Wisconsin Rapids for a full day of training on AR, AR implementation issues, S.T.A.R., and any other products that we may mutually agree to add to our arrangement in the future. This training will be held annually, with dates to be agreed upon, and will be presented at our expense, with your managers' travel and lodging to be at your expense. Sonja Swanson will be in touch with you next week to arrange dates for this year's training.



-------------------Publishers of the Accelerated Reader/TM/--------------------

Box 8036 / Wisconsin Rapids, Wisconsin 54495-8036 / Toll-Free (800) 338-4204 or
(715) 424-3636 / Fax: (715) 424-4242

Mr. Ben Magnum
July 12, 1996
Page 2



Please sign and return this letter as indication of acceptance. Ben, we look forward to working with you on S.T.A.R.

Sincerely,

/s/ Michael H. Baum

Michael H. Baum
Chief Executive Officer
MHB/rm

cc:  John Hickey
     Scott Knickelbine
     Sonja Swanson
     Robert Meyer

Accepted:
Perma-Bound Books
By:


/s/ Benson Magnum
----------------------------------
Benson Magnum
National Marketing & Sales Manager